UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Suite 2208-14, 22/F, Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (852) 2317 9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operation and Financial Condition

     On April 28, 2009, Man Sang International Limited (“MSIL”), which is Man Sang Holdings, Inc.’s principal operating subsidiary and a listed company on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) (Stock Code: 938), issued an announcement pursuant to Rule 13.09 of the Rules Governing the Listing of Securities (the “Listing Rules”) of the Hong Kong Stock Exchange informing shareholders and potential investors of MSIL that the board of directors of MSIL expects MSIL, together with its subsidiaries (the “Group”), to record a loss for the year ended March 31, 2009. The expected loss is primarily attributable to a downturn of property markets in Hong Kong and the People’s Republic of China.

     MSIL prepares its financial statements in accordance with Hong Kong Financial Reporting Standards, or HKFRS, as issued by the Hong Kong Institute of Certified Public Accountants. Under HKFRS, MSIL is required to report decreases in fair value of the Group’s investment properties, which, together with a reduction of profit from the sale of the Group’s properties, is the primary reason that the Group expects to record a loss for the year ended March 31, 2009.

     MSIL's financial statements are not necessarily comparable to the financial statements of Man Sang Holdings, Inc., which prepares its financial statements in accordance with U.S. GAAP. Man Sang Holdings, Inc.’s management is preparing its financial statements and evaluating its results for the year ended March 31, 2009.

     A copy of the April 28, 2009 announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

     The information in this Item 2.02 and Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibit

(d)     Exhibits

Exhibit Number	Description of Exhibit
99.1	Profit Warning Announcement, dated April 28, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009	MAN SANG HOLDINGS, INC.

	By:	/s/ Cheng Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Profit Warning Announcement, dated April 28, 2009